EXHIBIT 99.1

                 FORM OF PARTICIPANT RESCISSION OFFER STATEMENT



Name
Mail Code or Address

Dear Current or Former 401(k) Plan Participant


You are receiving this packet because you elected to purchase UnionBanCal Corporation common stock in the 401(k) Plan during the period from October 24, 2002 through October 23, 2003. We are offering to buy back from you any UnionBanCal Corporation common stock you purchased between October 24, 2002 and October 23, 2003 because our common stock may not have been registered under the federal securities law in a timely manner. This buy back offer is called a "rescission offer."

Please refer to the Notice and Summary section of the prospectus relating to rescission offer (pages 1 - 4) for help in determining whether or not you should accept this offer. You may also call the hotline at (866) 468-9669 between 9:00 a.m. and 5:00 p.m. PST, Monday through Friday, for assistance.

Included in this packet:

     o    Rescission Offer
          Notice and Summary
          Summary
          Prospectus
          Acceptance Form A
          Acceptance Form B
     o    Transaction Statement
     o    Distribution Notice



























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DRAFT PAGE 2                    SAMPLE STATEMENT

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Union Bank of California 401(k) Plan                                                                Jane Doe
UnionBanCal Corp Stock Transactions                                                              999-99-XXXX

* TRANSACTION CODE LEGEND:

     E1   Shares eligible for rescission due to loss on the sale

     E2   Shares eligible for rescission if market price of shares on ending date of the rescission offer is less than your purchase price

     X1   Shares purchased but no longer eligible for rescission due to subsequent

     X2   Shares not eligible for rescission due to gain on the sale


                                                                              ----- RESCISSION ELIGIBLE ----

*TRANSACTION                                                       PRICE PER                            LOSS
    CODE      DATE       TRANSACTION TYPE        CASH      SHARES      SHARE    SHARES      COST   UPON SALE
     X1       10/24/02   Purchase               $42.33      1.302      32.51         -         -           -
     X1       11/08/02   Purchase               $42.33      1.282      33.01         -         -           -
     X1       11/12/02   Purchase               $42.33      1.263      33.51         -         -           -
     X1       12/06/02   Purchase               $42.33      1.245      34.01         -         -           -
     X1       12/24/02   Purchase               $42.33      1.227      34.51         -         -           -
     X1       01/03/03   Purchase               $42.33      1.209      35.01         -         -           -
     X1       01/17/03   Purchase               $42.33      1.192      35.51         -         -           -
     X1       01/31/03   Purchase               $42.33      1.176      36.01         -         -           -
     X1       02/14/03   Purchase               $42.33      1.159      36.51         -         -           -
     X1       02/28/03   Purchase               $42.33      1.144      37.01         -         -           -
     X1       03/14/03   Purchase               $42.33      1.129      37.51         -         -           -
     X1       03/28/03   Purchase               $42.33      1.114      38.01         -         -           -
     X2       04/01/03   Sale               $62,053.47   1611.360      38.51    14.441   $507.96           -
     X1       04/11/03   Purchase               $42.33      1.085      39.01         -         -           -
     X1       04/25/03   Purchase               $42.33      1.071      39.51         -         -           -
     X1       05/09/03   Purchase               $42.33      1.058      40.01         -         -           -
     X1       05/23/03   Purchase               $42.33      1.045      40.51         -         -           -
     X1       06/06/03   Purchase               $42.33      1.032      41.01         -         -           -
     X1       06/20/03   Purchase               $42.33      1.020      41.51         -         -           -
     X1       07/04/03   Purchase               $42.33      1.008      42.01         -         -           -
     X1       07/18/03   Purchase               $42.33      0.996      42.51         -         -           -
     X1       08/01/03   Purchase               $42.33      0.984      43.01         -         -           -
     X1       08/15/03   Purchase               $42.33      0.973      43.51         -         -           -
     E1       08/20/03   Sale                $4,740.55    121.553      39.00    10.272   $423.30      $22.70
     E2       08/29/03   Purchase               $42.33      0.951      44.51     0.951    $42.33           -
     E2       09/12/03   Purchase               $42.33      0.941      45.01     0.941    $42.33           -
     E2       09/26/03   Purchase               $42.33      0.930      45.51     0.930    $42.33           -
     E2       10/15/03   Purchase               $42.33      0.920      46.01     0.920    $42.33           -


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Union Bank of California 401(k) Plan                             Statement for:       Jane Doe
UnionBanCal Corp Stock Transactions                                                999-99-XXXX
                                                                                        Page 1

                                                                ----- RESCISSION ELIGIBLE ----

                                                     PRICE PER                            LOSS
DATE       TRANSACTION TYPE        CASH      SHARES      SHARE    SHARES      COST   UPON SALE
10/24/02   Purchase               $42.33      1.302      32.51         -         -           -
11/08/02   Purchase               $42.33      1.282      33.01         -         -           -
11/12/02   Purchase               $42.33      1.263      33.51         -         -           -
12/06/02   Purchase               $42.33      1.245      34.01         -         -           -
12/24/02   Purchase               $42.33      1.227      34.51         -         -           -
01/03/03   Purchase               $42.33      1.209      35.01         -         -           -
01/17/03   Purchase               $42.33      1.192      35.51         -         -           -
01/31/03   Purchase               $42.33      1.176      36.01         -         -           -
02/14/03   Purchase               $42.33      1.159      36.51         -         -           -
02/28/03   Purchase               $42.33      1.144      37.01         -         -           -
03/14/03   Purchase               $42.33      1.129      37.51         -         -           -
03/28/03   Purchase               $42.33      1.114      38.01         -         -           -
04/01/03   Sale               $62,053.47   1611.360      38.51    14.441   $507.96           -
04/11/03   Purchase               $42.33      1.085      39.01         -         -           -
04/25/03   Purchase               $42.33      1.071      39.51         -         -           -
05/09/03   Purchase               $42.33      1.058      40.01         -         -           -
05/23/03   Purchase               $42.33      1.045      40.51         -         -           -
06/06/03   Purchase               $42.33      1.032      41.01         -         -           -
06/20/03   Purchase               $42.33      1.020      41.51         -         -           -
07/04/03   Purchase               $42.33      1.008      42.01         -         -           -
07/18/03   Purchase               $42.33      0.996      42.51         -         -           -
08/01/03   Purchase               $42.33      0.984      43.01         -         -           -
08/15/03   Purchase               $42.33      0.973      43.51         -         -           -
08/20/03   Sale                $4,740.55    121.553      39.00    10.272   $423.30      $22.70
08/29/03   Purchase               $42.33      0.951      44.51     0.951    $42.33           -
09/12/03   Purchase               $42.33      0.941      45.01     0.941    $42.33           -
09/26/03   Purchase               $42.33      0.930      45.51     0.930    $42.33           -
10/15/03   Purchase               $42.33      0.920      46.01     0.920    $42.33           -


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Union Bank of California 401(k) Plan                             Statement for:       Jane Doe
UnionBanCal Corp Stock Transactions                                                999-99-XXXX
                                                                                        Page 2

                                                                ----- RESCISSION ELIGIBLE ----

                                                     PRICE PER                            LOSS
DATE       TRANSACTION TYPE        CASH      SHARES      SHARE    SHARES      COST   UPON SALE









[Continuation of transactions print here]


Of these______shares held at period end, ______shares were distributed to you in kind.

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